Exhibit 10.1

ENOVIS CORPORATION

2023 NON-QUALIFIED STOCK PURCHASE PLAN

1.    Purpose. The purpose of the 2023 Non-Qualified Stock Purchase Plan (the “Plan”) is to provide an incentive for Eligible Employees of certain Participating Companies to acquire Stock of the Company through accumulated payroll deductions.

The provisions of the Plan are subject to the provisions stated in the Appendices incorporated into this Plan from time to time and applicable to the designated Participating Companies. To the extent that the provisions in an Appendix for a Participating Company conflict with the provisions in this Plan, the provisions of the Appendix will be controlling with respect to the employees of such Participating Company. In addition, the terms and conditions set forth herein may be modified with respect to Participating Companies within a particular country to the extent necessary to comply with applicable local law or practice.

The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended, and is intended to ensure certain grants to Eligible Employees employed by Participating Companies outside the U.S. achieve tax, securities law, or other objectives.

2.    Definitions. Where the following words and phrases are used in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

“Administrative Committee” means the administrative committee appointed by the Compensation and Human Capital Management Committee of the Board to administer the Plan.

“Board” means the Board of Directors of the Company.

“Company” means Enovis Corporation and, where required by the context, shall include any Participating Company.

“Corporate Change” means one of the following events: (a) the merger, consolidation, or other reorganization of the Company in which the outstanding Stock is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (except a direct or indirect wholly owned subsidiary of the Company), cash or other property; (b) the sale, lease or exchange of all or substantially all of the assets of the Company to any other corporation or entity (except a direct or indirect wholly owned subsidiary of the Company); or (c) the adoption by the stockholders of the Company of a plan of liquidation or dissolution.

“Effective Date” means the first day of each Offering.

“Eligible Compensation” means an employee’s compensation as specified in the applicable Appendix.

“Eligible Employee” means each employee of a Participating Company who complies with the eligibility requirements set forth in the Plan and/or applicable Appendix.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.

“Fair Market Value” shall mean the closing price for a share of Stock on the New York Stock Exchange (or if the Stock is not then listed on such exchange, such other national securities exchange on which the Stock is then listed) for the last Trading Day on the date of such determination, as reported on the New York Stock Exchange (or such other national securities exchange) or such other source as the Administrative Committee deems reliable, or if no prices are reported on that date, on the last preceding date on which such prices are so reported.

“Offering” means the offering of rights to purchase shares of Stock.

“Participant” shall have the meaning ascribed to such term in Section 7(b) hereof.

“Participating Company” means the Company plus any Subsidiary, whether now existing or existing in the future, that has been designated by the Administrative Committee from time to time in its sole discretion as eligible to participate in the Plan.

“Purchase Date” means the last Trading Day that the shares of Stock are actually purchased pursuant to the terms hereof with respect to each Purchase Period, which shares shall be settled within five (5) business days following the end of each Purchase Period, subject to adjustment or modification pursuant to Sections 13 and 16, and in any event consistent with applicable local law.

“Purchase Period” shall mean the periods established in accordance with the Plan during which options to purchase shares of Stock may be granted and shares of Stock may be purchased on one or more Purchase Dates. The duration and timing of Purchase Periods may be changed by the Administrative Committee pursuant to the Plan.

“Purchase Price” means an amount determined by the Administrative Committee on or prior to the Effective Date which Purchase Price in no instance shall be less than 85% of the Fair Market Value of a share of Stock on the last Trading Day of the Purchase Period, subject to adjustment or modification pursuant to Sections 13 or 16, and in any event consistent with applicable local law.

“Stock” means the common stock, par value $0.001 per share, of the Company.

“Subsidiary” means, except as may be specifically provided otherwise by the Administrative Committee, for purposes of the Plan, a corporation, domestic or foreign, which is a “subsidiary” of the Company, as defined in Section 424(f) of the Code, or any affiliate of the Company that is specifically designated as such for purposes of this Plan, whether or not such corporation exists or is hereafter organized or acquired by the Company or a subsidiary.

“Trading Day” means a day on which the principal national stock exchange on which the Stock is traded is open for trading.

3.    Administration of the Plan. The Plan shall be administered by the Administrative Committee. To the extent necessary, the Administrative Committee may delegate any of its duties or responsibilities as they pertain to a Participating Company to such Participating Company. Any Participating Company may appoint or engage any person or persons as a third-party administrator to perform ministerial functions pertaining to the issuance, accounting, recordkeeping, forfeiture, exercise, communication, transfer, or any other functions or activities necessary or appropriate to administer and operate the Plan. Any third-party administrator who is not an employee of the Company or a Participating Company shall be required to be bonded and insured for errors and omissions in such amounts and by such carrier as is deemed suitable and appropriate by the Administrative Committee. The Administrative Committee may request advice or assistance or employ such other persons as it deems necessary for proper administration of the Plan. Subject to the express provisions of the Plan and the requirements of applicable law and regulations, the Administrative Committee shall have authority, in its discretion, to determine when each Offering hereunder shall be made, the Purchase Period of each Offering, the Purchase Price for each Offering and the exclusion of any classes of employees (which determinations may differ between and among Participating Companies). Subject to the express provisions of the Plan, the Administrative Committee shall have authority to (a) construe Offerings and the respective rights to purchase shares of Stock; (b) to prescribe, amend and rescind rules and regulations relating to the Plan; and (c) to make all other determinations necessary or advisable for the administration of the Plan and the purchase of Stock under the Plan, including without limitation establishing the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars.

In addition, the Administrative Committee shall correct any defect or supply any omission or reconcile any inconsistency in any Stock purchase right granted under the Plan, correct any mistakes in the administration of the Plan in the manner and to the extent that the Administrative Committee deems necessary or desirable to effectuate the intent of the Plan, but the Board shall correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Board deems necessary or desirable to effectuate the intent of the Plan.

Each of the Administrative Committee and the Board shall, in its sole discretion, make such decisions or determinations and take such actions, and all such decisions, determinations and actions taken or made by the Administrative Committee or the Board pursuant to this and the other sections of the Plan, shall be conclusive on all parties, except that, to the extent required by law or by the Company’s certificate of incorporation or bylaws, the terms of any Offering shall be subject to ratification of the Board prior to the Effective Date. The Administrative Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. In addition, the Administrative Committee may impose any holding period requirements with respect to Stock acquired under the Plan as it deems necessary or advisable.

4.    Participating Companies. The Administrative Committee may designate any present or future Subsidiary that is eligible under applicable law to participate in the Plan as a Participating Company by written instrument. Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Company and employees in its employment eligible to participate in the Plan, a part of the Plan. The terms of the Plan as applied to the Participating Company shall be subject to the provisions set forth in the applicable Appendix hereto as it may be amended from time to time by the Administrative Committee. Transfer of employment among the Company and Participating Companies shall not be considered a termination of employment hereunder. Moreover, the Administrative Committee may, in its discretion, terminate a Participating Company’s participation in the Plan at any time.

5.    Eligibility. No Stock purchase right shall be granted hereunder to a person who is not an Eligible Employee of a Participating Company. Each Offering shall be made to all employees of a Participating Company who satisfy the eligibility requirements set forth on the Appendix for the Participating Company.

6.    Stock Subject to the Plan. Subject to the provisions of Section 13, the total number of shares of Stock which may be sold under the Plan shall not exceed 1,000,000 shares in the aggregate, which shares may be either treasury shares, or shares purchased on the open market or otherwise for purposes of the Plan.

7.    Stock Purchase Rights.

(a)    Offerings. On the first day of each Purchase Period or the first day of employment, if later, the Administrative Committee shall grant to each Eligible Employee of the Participating Companies, who may elect to participate in the Plan for the Purchase Period, the right to purchase shares of Stock under the terms hereinafter set forth. The terms and conditions of each Offering (which may differ between and among Participating Companies) shall state its Effective Date; shall define the duration of such Offering and the Purchase Period thereunder; shall specify the Purchase Price for such shares of Stock; and shall specify what class of employees, if any, are excluded. During the Purchase Period specified in the terms of the Offering (or during such portion thereof as an Eligible Employee may elect to participate), portions of the Eligible Employee’s Eligible Compensation shall be directed for the purchase of Stock subject to a Stock purchase right hereunder pursuant to Section 7(b). Subject to Section 7(d), the number of shares of Stock subject to a Stock purchase right granted by the Administrative Committee to a Participant shall be equal to the quotient of (i) the aggregate amount of contributions made by such Participant during the Purchase Period up to the maximum number of shares of Stock purchasable by, but not exceeding, the designated maximum percentage of contributions under Section 7(b) (excluding amounts to be returned to such Participant due to the limits described below in Section 7(d)), divided by (ii) the Purchase Price of the Stock applicable to the Purchase Period. The full amount of Stock subject to a Stock purchase right for each Participant, as provided above, shall be purchased at each Purchase Date. Whole and fractional shares of Stock shall be purchased, unless the Administrative Committee determines that the purchase of fractional shares is administratively impracticable. Any references in the Plan to “shares” shall include fractional shares, if any, purchased by the Participant under the Plan.

(b)    Participation; Contributions. An Eligible Employee on the Effective Date or thereafter during the Offering may participate in such Offering by enrolling in the manner prescribed by the Administrative Committee. An employee shall be considered a “Participant” in the Plan once enrolled and shall be a Participant in the Plan until no longer an Eligible Employee or he or she withdraws from participation in the Plan as provided herein. A Participant may instruct the Administrative Committee to direct any whole percentage of the Participant’s Eligible Compensation paid during the Purchase Period specified in the Offering (or during such portion thereof as he/she may be eligible) for the purchase of shares of Stock hereunder. The designated percentage of Eligible Compensation may not be less than 1% nor exceed 25%. Contributions hereunder shall be in the manner and method prescribed by the Administrative Committee or its delegate, which may include payroll deductions whenever possible. If contributions are to be made through payroll deductions, such payroll deductions shall be credited to the Participant’s account under the Plan.

(c)    Changes in Contribution Rate. A Participant may instruct the Administrative Committee to reduce or increase contributions during a Purchase Period, but such instructions are effective only if delivered at a time and in a manner prescribed by the Administrative Committee, and such instructions will not be effective until the next Purchase Period. The Administrative Committee may, in its discretion, limit the number of contribution rate changes during a Purchase Period. The change in rate shall not become effective sooner than the next Purchase Period after the Company’s receipt of the directions for such change in accordance with established procedures. All contributions by a Participant shall be credited to his or her account under the Plan. A Participant may discontinue his or her participation in the Plan as provided in Section 9 hereof.

(d)    Maximum Allotment of Stock Purchase Rights. Any right to purchase shares under the Plan shall be subject to applicable controlling laws. The maximum amount of shares of Stock that any one Eligible Employee shall be allowed to purchase shall in any one calendar year shall be determined by the Administrative Committee on or prior to the Effective Date and in all cases shall not exceed the number of shares of Stock purchasable with a maximum contribution of US$25,000 during such calendar year.

(e)    Tax Withholding. Withholding will be made for income tax, social insurance, and other applicable taxes in accordance with applicable local law.

8.    Exercise of Stock Purchase Rights.

(a)    General Statement. Subject to the limitations set forth in Section 7, unless a Participant withdraws from the Plan as provided in Section 9, each Participant automatically and without any act on his or her part shall be deemed to have exercised his or her Stock purchase right on each Purchase Date to the extent of the Participant’s unused contributions to his or her account under the Plan and to the extent the issuance of shares of Stock to such Participant upon such exercise is lawful.

(b)    Delivery of Shares to Custodian. As soon as practicable after each Purchase Date, the Company shall deliver to a custodian selected by the Administrative Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the aggregate number of whole shares of Stock with respect to which Stock purchase rights were exercised on such Purchase Date of all of the Participants hereunder. Such custodian shall keep accurate records of the shares of Stock held by each Participant by means of Participant accounts under the Plan, and shall provide each Participant with periodic statements (and/or access to reasonable electronic records) with respect thereto as may be directed by the Administrative Committee. The Administrative Committee may require that shares of Stock be retained with such custodian, or other designated broker or agent for a designated period of time and/or may establish other procedures as deemed convenient or necessary to comply with applicable local law. If the Company is required to obtain from any commission or agency (whether U.S. or foreign) authority to issue any such shares of Stock, the Company shall seek to obtain such authority unless otherwise impracticable. Inability of the Company to obtain from any commission or agency (whether U.S. or foreign) authority which counsel for the Company deems necessary for the lawful issuance of any such shares of Stock shall relieve the Company from liability to any Participant in the Plan except to return to him or her the amount of his or her contributions under the Plan which would have otherwise been used upon exercise of the relevant Stock purchase right.

(c)    Withdrawal of Shares. A Participant may, subject to Section 8(b), in such form and manner as established by the custodian, direct the custodian to deliver to the Participant all or part of the shares of Stock held by the custodian in his or her account or to sell such shares of Stock and deliver to the Participant the proceeds therefrom, less applicable expenses.

(d)    Local Law Requirements. Notwithstanding the foregoing, the provisions of Sections 8(b) and (c) may be adjusted as required to comply with applicable local law or regulations.

(e)     Holding Period. The Administrative Committee may, in its discretion, establish a holding period for any shares of Common Stock purchased in a particular Offering unless such holding period is prohibited by Applicable Laws. The holding period, if any, will commence on the Purchase Date and will not exceed one year; provided that the holding period, if any, with respect to any Participant will end automatically if the Participant is no longer an Employee. During such holding period, the holder of the shares of Common Stock will not be permitted to sell such shares and the shares will be designated with an applicable resale restriction. The applicable holding period will be set forth in the Offering Document for the applicable Offering, and each Participant will be required to agree to such holding period as a condition to participating in the Offering.

9.    Withdrawal from the Plan.

(a)    General Statement. Any Participant may withdraw in whole from the Plan. A Participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form prepared by the Administrative Committee at a time and in a manner prescribed by the Administrative Committee. Such withdrawal shall not become effective until the following Purchase Period, and therefore, all contributions accumulated for such Participant during the Purchase Period during which a notice of withdrawal is delivered to the Company shall be used to purchase shares as provided in Section 7(a). Thereafter, without any further act on the part of the withdrawn Participant, his or her contribution authorization and his or her interest in unexercised Stock purchase rights under the Plan shall terminate in full.

(b)    Eligibility Following Withdrawal. A Participant who withdraws from the Plan shall be eligible to participate again in the Plan during the next Purchase Period if he or she re-enrolls (provided that he or she is otherwise an Eligible Employee at such later time).

10.    Termination of Eligible Employment. If the employment of a Participant with the Company terminates for any reason whatsoever or the Participant ceases to be an Eligible Employee, then his or her participation in the Plan automatically and without any act on his or her part shall terminate as of the date of such termination of employment or change in status. All contributions accumulated for such Participant during the Purchase Period during which such termination or change of status occurs shall be used to purchase shares as provided in Section 7(a); and thereafter, without any further act on the part of the withdrawn Participant, his or her contribution authorization and his or her interest in unexercised Stock purchase rights under the Plan shall terminate in full.

11.    Restriction Upon Assignment of Stock Purchase Rights. A Stock purchase right granted under the Plan shall not be transferable by a Participant and may be exercised only by such Participant during the Participant’s lifetime. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of any of his or her Stock purchase rights under the Plan.

12.    No Stockholder Rights or Privileges Until Exercise of Stock Purchase Rights. With respect to shares of Stock subject to a Stock purchase right, a Participant shall not be deemed to be a stockholder, and he or she shall not have any of the rights or privileges of a stockholder, until such Stock purchase right has been exercised and shares delivered pursuant to Section 8(b).

13.    Changes in Stock; Adjustments. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action will be taken to adjust any or all of (a) the number and type of shares of Stock subject to the Plan, (b) the number and type of shares of Stock subject to outstanding Stock purchase rights and (c) the Purchase Price with respect to any of the foregoing as shall be equitable to prevent dilution or enlargement of such rights.

In the event of a Corporate Change, unless a successor corporation assumes or substitutes new stock purchase rights (within the meaning of Section 424(a) of the Internal Revenue Code of 1986, as amended) for all Stock purchase rights then outstanding, (i) the Purchase Date for all Stock purchase rights then outstanding shall be accelerated to a date fixed by the Administrative Committee prior to the effective date of the Corporate Change and (ii) upon such effective date any unexercised Stock purchase rights shall expire and the Company promptly shall refund to each Participant the amount of such Participant’s contributions under the Plan which have not yet been used to purchase Stock.

The foregoing notwithstanding, no such adjustment shall be authorized to the extent that such authorization would cause the Plan to violate the relevant country’s laws and/or regulations.

14.    Use of Funds; No Interest Paid. Unless otherwise determined by the Administrative Committee based on local law requirements in a particular jurisdiction, all funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any Participant on amounts credited to his or her account unless otherwise required by applicable local law.

15.    Term of the Plan. The Plan shall be effective as of May 16, 2023, subject to stockholder approval. Participating Companies shall be eligible to participate in the Plan on the date specified by the Administrative Committee; provided, however, that no Purchase Period may begin until a Registration Statement under the Securities Act of 1933, as amended, covering the shares of Stock to be issued under the Plan has become effective and all applicable or desirable local filing or notice requirements have been satisfied. If not sooner terminated under the provisions of

Section 16, the Plan shall automatically terminate upon and no further Participant contributions shall be made and no further Stock purchase rights shall be granted after the date all of the shares of Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been sold thereunder. If on a Purchase Date there is an insufficient number of shares of Stock available for all purchases under Stock purchase rights exercised on such date, the number of available shares of Stock shall be prorated among the then purchasing Participants in an equitable manner as determined by the Board based on their contributions for such Purchase Period and all remaining amounts shall be returned to the Participants.

16.    Amendment or Termination of the Plan. The Board in its discretion may terminate, suspend or modify the Plan in whole or in part at any time with respect to any Stock for which Stock purchase rights have not theretofore been granted. Without limiting the generality of the foregoing, the Board shall have the right to alter or amend the Plan or any part thereof from time to time, including without limitation, the Purchase Price (including the percentage discount offered, subject to the limit contained in the Plan), Purchase Period and Purchase Date; provided, however, that, except as provided below, no change in any Stock purchase right theretofore granted may be made that would materially impair the Stock purchase rights of the Participant without the consent of such Participant.

Notwithstanding the other provisions of the Plan, no amendment shall be made to the Plan without approval of the stockholders of the Company if such amendment would require stockholder approval under applicable law or listing standard, including, but not limited to the: (a) increase the number of shares of Stock that may be issued under the Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in the Plan. In addition to the other provisions of the Plan (including the Board’s and Administrative Committee’s right to terminate, suspend or modify the Plan as provided herein), in the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to (i) altering the Purchase Price for any Purchase Period including a Purchase Period underway at the time of the change in Purchase Price; and (ii) shortening any Purchase Period so that Purchase Period ends on a new Purchase Date, including a Purchase Period underway at the time of the Board action.

17.    Securities Laws. The Company shall not be obligated to issue any Stock pursuant to any Stock purchase right granted under the Plan at any time when the offer, issuance or sale of shares covered by such Stock purchase right has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal or foreign laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Administrative Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares of Stock. Further, all Stock acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time.

18.    No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action that is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Stock purchase right granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

19.    Miscellaneous Provisions.

(a)    Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

(b)    Headings. The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

(c)    Not a Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Participating Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Participating Company to purchase Stock at a discount, in the future. The Stock purchase rights and obligations under any Participant’s terms of employment with the Company or any Participating Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Participating Company or to restrict the right of the Company or any Participating Company to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Participating Company the right to require any person to remain in the employ of the Company or such Participating Company or to restrict any person’s right to terminate his or her employment at any time. The Plan shall not afford any Participant any additional right to compensation as a result of the termination of such Participant’s employment for any reason whatsoever.

(d)    Compliance with Applicable Laws. The Company’s obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of shares of Stock as well as all federal, state, local and foreign laws or as otherwise required under applicable stock exchange rules and regulations. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant Stock purchase rights or to offer, issue, sell or deliver shares of Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy or otherwise, prohibit the Company from taking any such action with respect to such employee.

(e)    Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

(f)    Governing Law. Except where jurisdiction is exclusive to the foreign jurisdiction or the U.S. federal courts, or except as governed by U.S. federal law, the Plan and the rights to purchase shares of Stock hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

(g)    Other Provisions. Notwithstanding any provision to the contrary in the Plan, the Administrative Committee may adopt rules, sub-plans, and/or procedures relating to the operation and administration of the Plan designed to comply with local laws, regulations or customs or to achieve tax, securities law or other objectives for eligible employees outside of the United States. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Subsidiary or affiliate, as applicable, may withhold, by any method permissible under the applicable law, the amount necessary for the Company or Subsidiary or affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or Subsidiary or affiliate, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Stock by a Participant. The Company shall not be required to issue any shares of Stock under the Plan until such obligations are satisfied. Subject in all cases to stockholder approval where required or desirable, without amending the Plan, the Administrative Committee may grant Stock purchase rights to Eligible Employees of Participating Companies on terms and conditions different from those specified in the Plan or the Appendices as may, in the judgment of the Administrative Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Administrative Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Participating Companies operate.

20.    Code Section 409A.

(a)    Stock purchase rights are intended to be exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended, under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent and all shares shall be delivered by March 15th of the year following the year of the purchase date. Subject to Section 20(b), Stock purchase rights granted to U.S. taxpayers shall be subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Internal Revenue Code of 1986, as amended, including the requirement that the shares of Stock subject to a Stock purchase right be delivered within the short-term deferral period. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Stock purchase right that is intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended is not so exempt or for any action taken by the Administrative Committee with respect thereto.

(b)    Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (for example, under Section 409A of the Internal Revenue Code of 1986, as amended), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in the Plan, including Section 20(a). The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

Appendix A

“Eligible Compensation” means an employee’s regular straight-time earnings or base salary, determined before giving effect to any elective salary reduction or deferral agreements and including vacation, sick time and short-term disability pay, but excluding overtime, incentive compensation, bonuses, special payments, commissions, severance pay, long-term disability pay, geographical coefficients, shift differential and any other items of compensation. If local law requires an inclusion of a broader range of compensation or the above exclusions are prohibited, the local law requirements shall apply.

“Eligible Employee” means each full-time employee of a Participating Company but excluding (i) employees who, after purchasing shares under the Plan, would own 5% or more of the Company’s outstanding Stock (by vote or value). Additionally, the Administrative Committee may also determine that a designated group of highly compensated employees are ineligible to participate in the Plan. Such eligibility requirements shall apply to the extent permitted by local law. If local law requires an inclusion of a broader range of employees or the above exclusions are prohibited, the local law requirements shall apply.